EXHIBIT 21
SUBSIDIARIES OF NORTHERN STATES FINANCIAL CORPORATION
NorStates Bank
1601 N. Lewis Avenue
Waukegan, Illinois 60085
State of Organization — Illinois
A Wholly-Owned Subsidiary of
Northern States Financial Corporation
Northern States Statutory Trust I
1601 N. Lewis Avenue
Waukegan, IL 60085
State of Organization — Delaware
A Wholly-Owned Subsidiary of
Northern States Financial Corporation
Northern States Community Development Corporation
1601 N. Lewis Avenue
Waukegan, Illinois 60085
State of Organization — Illinois
A Wholly-Owned Subsidiary of
NorStates Bank